  Exhibit 99.1

LOOP INDUSTRIES REPORTS SECOND QUARTER CONSOLIDATED FINANCIAL RESULTS OF FISCAL 2020
CAPITAL TO FINANCE NEXT PHASE OF GROWTH STRATEGY IN PLACE

MONTREAL, October 8, 2019 (GLOBE NEWSWIRE) -- Loop Industries, Inc. (NASDAQ: LOOP) (the “Company” or “Loop”), a leading sustainable plastics technology innovator, today announced its consolidated financial results for the second quarter ended August 31, 2019 of its 2020 fiscal year, and provided an update on its continuing progress in implementing its business plan.

“The engineering work for our first facility in Spartanburg, South Carolina with our joint venture partner, Indorama Ventures, to produce Loop™ PET resin made from 100% recycled materials continues to progress. With our financing now in place we have turned our attention to identifying locations to deploy our Waste-to-Resin greenfield facilities as we continue to experience strong demand for our product.” said Daniel Solomita, Loop’s Founder & Chief Executive Officer.

Results of Operations

The following tables summarize our operating results for the three-month period ended August 31, 2019 and 2018, in U.S. Dollars.

	Three Months Ended August 31
	2019	2018	$ Change
Revenues	$-	$-	$-

Operating expenses
Research and development
Stock-based compensation	317,353	250,242	67,111
Other research and development	652,860	816,050	(163,190)
Total research and development	970,213	1,066,292	(96,079)

General and administrative
Stock-based compensation	485,975	755,229	(269,254)
Other general and administrative	1,232,638	1,639,169	(406,531)
Total general and administrative	1,718,613	2,394,398	(675,785)

Depreciation and amortization	201,403	110,589	90,814
Interest and other finance costs	622,183	13,443	608,740
Interest income	(192,259)	(122)	(192,137)
Foreign exchange (gain) loss	21,890	(46,190)	68,080
Total operating expenses	3,342,043	3,538,410	(196,367)
Net loss	$(3,342,043)	$(3,538,410)	$196,367

Second Quarter Ended August 31, 2019

The net loss for the three-month period ended August 31, 2019 decreased to $3.34 million, as compared to the net loss for the three-month period ended August 31, 2018 which was $3.54 million. The decrease of $0.20 million is primarily attributable to lower research and development expenses of $0.10 million, by lower general and administrative expenses of $0.68 million and by an increase in interest income of $0.19 million, offset by higher depreciation and amortization expenses of $0.09 million, by higher interest and other finance costs of $0.61 million and by a higher foreign exchange loss of $0.07 million.

Research and development expenses for the three-month period ended August 31, 2019 amounted to $0.97 million compared to $1.07 million for the three-month period ended August 31, 2018, representing a decrease of $0.10 million, or representing a decrease of $0.16 million excluding stock-based compensation. The decrease of $0.16 million was primarily attributable to lower legal and professional fees of $0.32 million and by higher research and development tax credits of $0.06 million offset by higher employee compensation costs of $0.20 million. The increase in non-cash stock-based compensation expense of $0.07 million is mainly attributable to the timing of stock awards provided to certain employees.

General and administrative expenses for the three-month period ended August 31, 2019 amounted to $1.72 million compared to $2.39 million for the three-month period ended August 31, 2018, representing a decrease of $0.68 million, or a decrease of $0.41 million excluding stock-based compensation. The decrease of $0.41 million was mainly attributable to lower legal and professional fees of $0.56 million offset by higher employee compensation costs of $0.08 million and by higher commercial insurance expenses of $0.06 million. Stock-based compensation expense for the three-month period ended August 31, 2019 amounted to $0.49 million compared to $0.76 million for the three-month period ended August 31, 2018, representing a decrease of $0.27 million, which was mainly attributable lower stock awards provided to executives.

Depreciation and amortization for the three-month period ended August 31, 2019 totaled $0.20 million compared to $0.11 million for the three-month period ended August 31, 2018, representing an increase of $0.09 million. This increase is mainly attributable to the addition of fixed assets at the Company’s pilot plant and corporate offices.

Interest and other finance costs for the three-month period ended August 31, 2019 totaled $0.62 million compared to $0.01 million the three-month period ended August 31, 2018, representing an increase of $0.61 million. The increase is mainly attributable to an increase in accretion expense of $0.49 million, an increase in interest expense of $0.10 million and by an increase in amortization of deferred financing costs of $0.02 million.

Six Months Ended August 31, 2019

The following table summarizes our operating results for the six-month periods ended August 31, 2019 and 2018, in U.S. Dollars.

	Six Months Ended August 31
	2019	2018	$ Change
Revenues	$-	$-	$-

Operating expenses
Research and development
Stock-based compensation	629,788	660,455	(30,667)
Other research and development	1,338,286	1,471,916	(133,630)
Total research and development	1,968,074	2,132,371	(164,297)

General and administrative
Stock-based compensation	1,104,230	1,530,686	(426,456)
Other general and administrative	2,517,013	3,219,262	(702,249)
Total general and administrative	3,621,243	4,749,948	(1,128,705)

Depreciation and amortization	365,739	211,658	154,081
Interest and other finance costs	1,124,064	26,481	1,097,583
Interest income	(192,291)	(247)	(192,044)
Foreign exchange (gain) loss	9,764	(52,271)	62,035
Total operating expenses	6,896,593	7,067,940	(171,347)
Net loss	$(6,896,593)	$(7,067,940)	$171,347

The net loss for the six-month period ended August 31, 2019 decreased by $0.17 million to $6.90 million, as compared to the net loss for the six-month period ended August 31, 2018 which was $7.07 million. The decrease of $0.17 million is primarily due to lower research and development expenses of $0.16 million, by lower general and administrative expenses of $1.13 million and by an increase in interest income of $0.19 million, offset by an increase in interest and other finance costs of $1.10 million, an increase in depreciation and amortization of $0.15 million and by an increase in the foreign exchange loss of $0.06 million.

Research and development expenses for the six-month period ended August 31, 2019 amounted to $1.97 million compared to $2.13 million for the six-month period ended August 31, 2018, representing a decrease of $0.16 million, or representing a decrease of $0.13 million excluding stock-based compensation. The decrease of $0.13 million was primarily attributable to lower legal and professional fees of $0.29 million offset by higher employee compensation costs of $0.17 million. The decrease in non-cash stock-based compensation expense of $0.03 million is mainly attributable to the timing of stock awards provided to certain employees.

General and administrative expenses for the six-month period ended August 31, 2019 amounted to $3.62 million compared to $4.75 million for the six-month period ended August 31, 2018, representing a decrease of $1.13 million, or a decrease of $0.70 million excluding stock-based compensation. The decrease of $0.70 million was mainly attributable to lower legal and professional fees of $1.15 million, offset by higher employee compensation costs of $0.34 million and by higher commercial insurance expenses totaling $0.09 million. Stock-based compensation expense for the six-month period ended August 31, 2019 amounted to $1.10 million compared to $1.53 million for the six-month period ended August 31, 2018, representing a decrease of $0.43 million, which was mainly attributable lower stock awards provided to executives.

Depreciation and amortization for the six-month period ended August 31, 2019 totaled $0.37 million compared to $0.21 million for the six-month period ended August 31, 2018, representing an increase of $0.16 million. This increase is mainly attributable to the addition of fixed assets at the Company’s pilot plant and corporate offices.

Interest and other finance costs for the six-month period ended August 31, 2019 totaled $1.13 million compared to $0.03 million the six-month period ended August 31, 2018, representing an increase of $1.10 million. The increase is mainly attributable to an increase in accretion expense of $1.04 million, an increase in interest expense of $0.22 million and by an increase in amortization of deferred financing costs of $0.07 million, offset by a gain on conversion of the November 2018 Notes of $0.23 million.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

Loop is a development stage company with no revenues, and our ongoing operations are being financed by raising new equity and debt capital. To date, we have been successful in raising capital to finance our ongoing operations, reflecting the potential for commercializing our branded resin and the progress made to date in implementing our business plans.

As at August 31, 2019, the Company had cash on hand of $37.9 million. On May 29, 2019, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with Northern Private Capital Fund I Limited Partnership (“Northern Capital”) pursuant to which the Company issued to Northern Capital in a registered direct offering (“Offering”) an aggregate of 4,093,567 shares of the Company’s common stock at a per share purchase price of $8.55 per share, for aggregate net proceeds of approximately $34.6 million, after deducting offering expenses payable by the Company of approximately $400,000. Concurrently with the Offering and pursuant to the Purchase Agreement, the Company issued to Northern Capital options to purchase up to an additional 4,093,567 shares of the Company’s common stock at an exercise price of $11.00 per share, which will vest on December 15, 2019, and are exercisable for three years following the closing date of the Offering and which would result in further total net proceeds of approximately $45 million. The proceeds from the Offering will be used to finance the start-up of its joint venture commercial operations, which is estimated to be between $15,000,000-$20,000,000, and further fund the development of its technology and new technologies and its ongoing pre-revenue operations.

On February 27, 2019, Loop entered into a Securities Purchase Agreement with a single institutional investor, pursuant to which the Company agreed to issue and sell to the Purchaser, in a registered direct offering (“Offering”), an aggregate of 600,000 shares (“Shares”) of the Company’s common stock at a per share purchase price of $8.55 per share, for aggregate net proceeds of approximately $4.2 million, after deducting placement agent fees and offering expenses payable by the Company of approximately $0.9 million. The Offering closed on March 1, 2019. The Company intends to use the net proceeds from the Offering for general corporate purposes and working capital.

As at August 31, 2019, we have a long-term debt obligation to a Canadian bank in connection with the purchase, in Fiscal 2018, of the land and building where our pilot plant and corporate offices are located, at 480 Fernand-Poitras, Terrebonne, Québec, Canada J6Y 1Y4. On January 24, 2018, the Company obtained a CDN$1,400,000 20-year term instalment loan (the “Loan”), from a Canadian bank. The Loan bears interest at the bank’s Canadian prime rate plus 1.5%. By agreement, the Loan is repayable in monthly payments of CDN $5,833 plus interest, until January 2021, at which time it will be subject be renewal. It includes an option allowing for the prepayment of the Loan without penalty.

Flow of Funds

Summary of Cash Flows

A summary of cash flows for the six-month period ended August 31, 2019 and 2018 was as follows:

	Six Months Ended August 31
	2019	2018
Net cash used in operating activities	$(5,235,429)	$(3,908,623)
Net cash used in investing activities	(1,785,198)	(1,104,970)
Net cash provided from (used in) financing activities	39,141,055	(26,808)
Effect of exchange rate changes on cash and cash equivalents	(22,778)	(191,846)
Net increase (decrease) in cash and cash equivalents	$32,097,650	$(5,232,247)

Net Cash Used in Operating Activities

During the six months ended August 31, 2019, we used $5.2 million in operations compared to $3.9 million during the six months ended August 31, 2018. The Company continued to invest in research and development on its existing technologies and new technologies, particularly on the evolution of its GEN II technology as the Company moves to the next phase of commercialization.

Net Cash Used in Investing Activities

During the six months ended August 31, 2019, the Company made investments of $1.2 million in property, plant and equipment as compared to $1.0 million for the six months ended August 31, 2018, primarily in connection with the upgrade of its GEN II industrial pilot plant.

During the six months ended August 31, 2019, the Company made investments in intangible assets of $0.08 million as compared to $0.07 million for the six months ended August 31, 2018, particularly in its GEN II patent technology in the United States and around the world.

During the six months ended August 31, 2019, the Company also made its initial contribution of $500,000 to Indorama Loop Technologies, LLC, the joint venture with Indorama Ventures Holdings LP, USA.

Net Cash Provided from (Used in) Financing Activities

During the six months ended August 31, 2019, we raised net proceeds of $39.2 million through the sale of common stock.

As at August 31, 2019, the Company was in compliance with its financial covenants.

Loop Industries, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in United States dollars)

	Three Months Ended August 31		Six Months Ended August 31
	2019	2018	2019	2018

Revenue	$-	$-	$-	$-

Operating Expenses -
Research and development	970,213	1,066,292	1,968,074	2,132,371
General and administrative	1,718,613	2,394,398	3,621,243	4,749,948
Depreciation and amortization	201,403	110,589	365,739	211.658
Interest and other finance costs	622,183	13,443	1,124,064	26,481
Interest income	(192,259)	(122)	(192,291)	(247)
Foreign exchange (gain) loss	21,890	(46,190)	9,764	(52,271)
Total operating expenses	3,342,043	3,538,410	6,896,593	7,067,940

Net Loss	(3,342,043)	(3,538,410)	(6,896,593)	(7,067,940)

Other comprehensive loss -
Foreign currency translation adjustment	102,457	(59,321)	(37,685)	(111,589)
Comprehensive Loss	$(3,239,586)	$(3,597,731)	$(6,934,278)	$(7,179,529)

Loss per share
- Basic and Diluted	$(0.09)	$(0.10)	$(0.19)	$(0.21)

Weighted average common shares outstanding
- Basic and Diluted	38,383,156	33,805,706	36,548,832	33,768,516

Loop Industries, Inc.
Condensed Consolidated Balance Sheets
(in United States dollars)

	August 31, 2019	February 28, 2019

Assets
Current assets
Cash and cash equivalents	$37,931,040	$5,833,390
Sales tax, tax credits and other receivables	716,314	599,000
Prepaid expenses	248,712	226,521
Total current assets	38,896,066	6,658,911
Investment in joint venture	500,000	-
Property, plant and equipment, net	6,428,004	5,371,263
Intangible assets, net	200,351	127,672
Total assets	$46,024,421	$12,157,846

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$1,511,976	$2,670,233
Convertible notes	4,259,759	5,636,172
Warrants	-	219,531
Current portion of long-term debt	52,651	53,155
Total current liabilities	5,824,386	8,579,091
Long-term debt	917,012	952,363
Total liabilities	6,741,398	9,531,454

Stockholders' Equity
Series A Preferred stock, par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding	-	-
Common stock, par value $0.0001: 250,000,000 shares authorized; 39,032,528 shares issued and outstanding (February 28, 2019 – 33, 805,706)	3,903	3,381
Additional paid-in capital	74,414,197	38,966,208
Additional paid-in capital – Warrants	9,700,102	757,704
Additional paid-in capital – Beneficial conversion feature	1,200,915	1,200,915
Common stock issuable, 1,000,000 shares	-	800,000
Accumulated deficit	(45,708,185)	(38,811,592)
Accumulated other comprehensive loss	(327,909)	(290,224)
Total stockholders' equity	39,283,023	2,626,392
Total liabilities and stockholders' equity	$46,024,421	$12,157,846

Loop Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in United States dollars)

	Six Months Ended August 31
	2019	2018
Cash Flows from Operating Activities
Net loss	$(6,896,593)	$(7,067,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	365,739	211,658
Stock-based compensation expense	1,734,018	2,191,139
Accrued interest	215,433	-
Loss on revaluation of warrants	8,483	-
Debt accretion	1,035,888	-
Deferred financing costs	66,327	-
Gain on conversion of convertible notes	(232,565)	-
Changes in operating assets and liabilities:
Sales tax and tax credits receivable	(123,194)	47,725
Prepaid expenses	(22,987)	359,072
Accounts payable and accrued liabilities	(1,385,978)	349,723
Net cash used in operating activities	(5,235,429)	(3,908,623)

Cash Flows from Investing Activities
Investment in joint venture	(500,000)	-
Additions to property, plant and equipment	(1,202,766)	(1,038,775)
Additions to intangible assets	(82,432)	(66,195)
Net cash used in investing activities	(1,785,198)	(1,104,970)

Cash Flows from Financing Activities
Proceeds from sale of common shares	40,273,751	-
Share issuance costs	(1,106,370)	-
Repayment of long-term debt	(26,326)	(26,808)
Net cash provided from (used in) financing activities	39,141,055	(26,808)

Effect of exchange rate changes	(22,778)	(191,846)
Net change in cash and cash equivalents	32,097,650	(5,232,247)
Cash and cash equivalents, beginning of period	5,833,390	8,149,713
Cash and cash equivalents, end of period	$37,931,040	$2,917,466

Supplemental Disclosure of Cash Flow Information:
Income tax paid	$-	$-
Interest paid	$30,497	$26,234

About Loop

Loop is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin and polyester fiber suitable for use in food-grade packaging, thus enabling our customers to meet their sustainability objectives. Loop is contributing to the global movement toward a circular economy by raising awareness about the importance of preventing and recovering waste plastic from the environment to ensure plastic stays in the economy for a more sustainable future for all.

Common shares of the Company are listed on the Nasdaq Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: www.facebook.com/Loopindustrie/ and LinkedIn: www.linkedin.com/company/loop-industries/

Forward-Looking Statements
This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) our ability to sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, and (x) other factors discussed in our subsequent filings with the SEC.  More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission (SEC).  Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.  Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Investors:

Nelson Gentiletti
Loop Industries, Inc.
+1 (450) 951 8555 ext. 223
ngentiletti@loopindustries.com

Media Inquiries:
Stephanie Corrente
Loop Industries, Inc.
+1 (450) 951-8555 ext. 226

scorrente@loopindustries.com